Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CACI International Inc

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-1345888
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 North Glebe Road Arlington, Virginia	22201
(Address of Principal Executive Offices)	(Zip Code)

CACI International Inc 2002 Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

Arnold Morse

Senior Vice President, Chief Legal Officer and Secretary

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

(Name and Address of Agent For Service)

(703) 841-7800

(Telephone Number, Including Area Code, of Agent For Service)

WITH COPIES TO:

Dean F. Hanley, Esquire

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

(617) 832-1000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.10 par value	250,000(1)	$71.72(2)	$17,930,000	$2,309.38

(1)	Represents additional shares of common stock available for issuance pursuant to the CACI International Inc 2002 Employee Stock Purchase Plan, as amended.
(2)	Estimated pursuant to Rules 457(c) and (h) based on the average high and low price of the Common Stock as reported on the New York Stock Exchange on February 4, 2014.

Explanatory Note Pursuant to General Instruction E of Form S-8

This registration statement covers an additional 250,000 shares of common stock issuable pursuant to the CACI International Inc 2002 Employee Stock Purchase Plan, as amended (the “Plan”). These shares are in addition to the 20,866 remaining shares of common stock issuable under the Plan that were registered pursuant to the registration statement on Form S-8, File No. 333-164710, filed with the Securities and Exchange Commission (the “Commission”) on February 5, 2010 (the “February 2010 Registration Statement”).

Pursuant to General Instruction E of Form S-8, CACI International Inc (the “Company”) hereby incorporates herein the contents of our February 2010 Registration Statement on Form S-8, File No. 333-164710 by reference (a) to the extent that the February 2010 Registration Statement relates to the Plan and (b) except to the extent that any parts of the February 2010 Registration Statement is modified or superseded by this registration statement and any document incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which we filed with the Commission, are incorporated by reference in this registration statement:

Our current report on Form 8-K filed on August 12, 2013;

Our annual report on Form 10-K for the fiscal year ended June 30, 2013 filed on August 27, 2013;

Our current report on Form 8-K filed on September 5, 2013;

Our current report on Form 8-K filed on October 9, 2013;

Our current report on Form 8-K filed on October 15, 2013;

Our quarterly report on Form 10-Q filed on November 1, 2013;

Our current report on Form 8-K filed on November 5, 2013;

Our current report on Form 8-K filed on November 18, 2013; and

Our current report on Form 8-K/A filed on January 30, 2014.

Those portions of our definitive proxy statement for our annual meeting of stockholders held on November 14, 2013 filed on October 3, 2013 that are deemed filed with the SEC; and

The description of our Common Stock contained in the registration statement on Form 8-A/A filed on March 21, 2003.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into, and to be a part of, this registration statement.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article EIGHTH of our Certificate of Incorporation provides that we may, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons that we are permitted to indemnify under Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 9 of ARTICLE VI of our By-Laws provides that we shall indemnify and hold harmless to the fullest extent permissible under the Delaware General Corporation Law every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was one of our directors or corporate officers (as defined, and including “executive officers” under the federal securities laws and statutory officers under Delaware law) or is or was serving at our request as a director or officer of another corporation, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, and, if approved by our board of directors, amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection with that action, suit, or proceeding. Section 9 of ARTICLE VI of our By-Laws also provides that we may pay expenses incurred by a director or corporate officer in connection with the defense of any civil or criminal action, suit, or proceeding in advance of the disposition of the action, suit, or proceeding, upon a commitment by or on behalf of the director or corporate officer to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by us. We have entered into separate indemnification agreements with our directors and executive officers that provide these persons indemnification protection in the event our Certificate of Incorporation is subsequently amended.

Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have procured a directors’ and officers’ liability and company reimbursement liability insurance policy that (a) insures our directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures us against losses (above a deductible amount) arising from any such claims, but only if we are required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of our Certificate of Incorporation or our By-Laws.

Item 8.	Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation of CACI International Inc, as amended to date (filed as Exhibit 3.1 to our annual report on Form 10-K filed with the Commission on September 13, 2006 and incorporated herein by reference).

3.2	Amended and Restated By–Laws of CACI International Inc (filed as Exhibit 3.1 to our current report on Form 8-K filed with the Commission on March 7, 2008 and incorporated herein by reference).

5.1	Opinion of Foley Hoag LLP, filed herewith.

10.1	CACI International Inc 2002 Employee Stock Purchase Plan, as amended, (filed as Appendix A to our Proxy Statement for our Annual Meeting of Stockholders held on November 14, 2013, filed with the Commission on October 3, 2013 and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, filed herewith.

23.2	Consent of Ernst & Young LLP, Independent Auditors, filed herewith.

23.3	Consent of Foley Hoag LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).

Item 9.	Undertakings.

The undersigned registrant hereby undertakes to:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, Commonwealth of Virginia, on the 6th day of February, 2014.

CACI INTERNATIONAL INC

By:	/s/ Arnold D. Morse
Arnold D. Morse
Senior Vice President, Chief Legal
Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Arnold D. Morse and Spiro Fotopoulos, and each or either of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this registration statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Kenneth Asbury Kenneth Asbury	President, Chief Executive Officer and Director (Principal Executive Officer)	February 6, 2014

/s/ Thomas A. Mutryn Thomas A. Mutryn	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 6, 2014

/s/ Carol P. Hanna Carol P. Hanna	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 6, 2014

/s/ Dr. J.P. London Dr. J.P. London	Executive Chairman and Chairman of the Board	February 6, 2014

/s/ Michael A. Daniels Michael A. Daniels	Director	February 6, 2014

/s/ James S. Gilmore III The Honorable James S. Gilmore, III	Director	February 6, 2014

/s/ William L. Jews William L. Jews	Director	February 6, 2014

/s/ Gregory G. Johnson Admiral Gregory G. Johnson, USN (Ret.)	Director	February 6, 2014

/s/ James L. Pavitt James L. Pavitt	Director	February 6, 2014

/s/ Dr. Warren R. Phillips Dr. Warren R. Phillips	Director	February 6, 2014

/s/ Charles P. Revoile Charles P. Revoile	Director	February 6, 2014

/s/ William S. Wallace William S. Wallace	Director	February 6, 2014